Exhibit 10.42

LEASE

BY THIS LEASE dated July 15, 2005, The Silva Family Trust dated July 25, 1992, ("Lessor") leases to Heritage Oaks Bank, ("Lessee”) that certain real property, (“premises") in the City of Atascadero, County of San Luis Obispo, State of California, commonly known as 9900 El Camino Real, Atascadero, California. The premises consist of a commercial lot and two story building with on-site parking.

ARTICLE 1. TERM OF LEASE
Original Term
Section 1.01. This lease shall be for a term of five (5) years commencing at 12:00 a.m. on August 13, 2005, and ending at 11:59 p.m. on August 12, 2010 unless sooner terminated, or extended, as provided in this agreement.

Extended Term
Section 1.02. Should Lessee perform all the terms and conditions of this lease for the full term specified in Section 1.01 of this lease, Lessee may extend this lease for four (4) additional terms of five (5) years each, commencing on expiration of the previous term, by giving Lessor written notice of Lessee's desire to do so at least ninety (90) days prior to expiration of the immediately preceding term specified above.

Hold Over
Section 1.03. Should Lessee hold over and continue in possession of the premises after expiration of the term of this lease or any extension thereof, Lessee's continued occupancy of the premises shall be considered a month-to-month tenancy subject to all of the terms and conditions of this lease.

Lessor's Inability to Deliver Possession
Section 1.04. Should Lessor for any reason be unable to deliver possession of the premises to Lessee on the date specified in Section 1.01 of this lease as the date on which the term of this lease is to commence, this lease shall not be void or voidable nor shall Lessor be liable to Lessee for any loss or damage resulting from such failure to deliver possession to Lessee so long as Lessor has exercised, and continues to exercise, reasonable diligence to deliver possession of the premises to Lessee. No rent shall, however, accrue or become due from Lessee to Lessor under this lease until the actual physical possession of the premises is delivered, or the right to actual physical possession of the premises is delivered, or the right to actual, unrestricted physical possession of the premises under this lease is tendered, by Lessor to Lessee. Furthermore, the term of this lease shall not be extended by Lessor's inability to deliver possession of the premises to Lessee on the date specified in Section 1.01 for commencement of the term of this lease.

ARTICLE 2. RENT
Minimum Rent Section 2.01. For the first five (5) years of the term hereof, Lessee agrees to pay to Lessor a fixed minimum rental for the use and occupancy of the premises of $5,026.45 per month payable on the first (1st) day of each and every month commencing September 1, 2005, prorated for any partial months, at the mailing address of Lessor at 6850 Adelaida Road, Paso Robles, CA 93446, California, or any such other place as Lessor may from time to time designate by written notice delivered to Lessee.

Rent Adjustment
Section 2.02. The minimum monthly rent provided for herein shall be subject to adjustment at the end of the fifth year of this lease, ("the adjustment date") as follows:

The base for computing the adjustment is The Consumer price Index for All Items for All Urban Consumers in the Los Angeles-Long Beach-Anaheim Metropolitan Area, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is last published prior to the date of the commencement of the term ("Beginning Index"). If the Index last published prior to the adjustment date ("Extension Index") has increased over the Beginning Index, the minimum monthly rent for the following term (until the next rent adjustment) shall be set by multiplying $5,026.45 by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. Upon adjustment of the minimum monthly rent as provided in this section, the parties shall immediately execute an amendment to this lease stating the new minimum monthly rent, which shall be subject to adjustment on the following adjustment date.

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If the Index is changed so that the base year differs from that used immediately preceding the month in which the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

If Lessee exercises its options for additional lease terms, the rent for each new term shall be determined using the same computation, using the base rent from the previous term as the multiplier and the Extension Index from the previous term as the denominator of the fraction.

Utilities and Taxes
Section 2.03.
(a) This is a net lease, and Lessee shall pay all utilities, including electricity, gas, water, sewer, trash collection, and telephone, and real property taxes assessed against the property. Lessor shall provide Lessee with real property tax bills as they are received to facilitate timely payment of the taxes by Lessee.

Personal Property Taxes
(b) Lessee shall pay before they become delinquent all taxes, assessments, or other charges levied or imposed by any governmental entity on the personal property placed by Lessee in, on, or about the premises.

Late Charges
Section 2.04. If any installment of rent or other payment required to be paid by Lessee to Lessor is not paid within ten (10) days of the date on which it is due, a late charge equal to five percent (5%) of the late payment shall be due from Lessee to Lessor to compensate Lessor for the additional administrative work caused by such default and to compensate Lessor for the loss of use of such defaulted payment. The late charge herein shall be in addition to any other remedy which Lessor may have hereunder for such default.

ARTICLE 3. USE OF PREMISES
Permitted Use
Section 3.01. The premises shall, during the term of this lease and any extensions thereof, be used for the purpose of operating a retail banking branch office, for uses normally incident to such purpose, and for no other purpose without the prior written consent of Lessor.

Insurance Hazards
Section 3.02. Lessee shall not commit or permit the commission of any acts on the premises or use or permit the use of the premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring the premises or the improvements on the premises.

Waste or Nuisance
Section 3.03 Lessee shall not commit or permit the commission by others of any waste on the premises; Lessee shall not maintain, commit, or permit the maintenance or commission of any nuisance as defined in Section 3479 of the California Civil Code on the premises; and Lessee shall not use or permit the use of the premises for any unlawful purpose.

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Compliance with Law
Section 3.04. Lessee shall at Lessee's own cost and expense comply with all statutes, ordinances, regulations, and requirements of all governmental entities, both Federal and State and County or Municipal, relating to lessee's use and occupancy of the premises whether such statutes, ordinances, regulations, and requirements are now in force or later enacted. The judgment of any court of competent jurisdiction, or the admission by Lessee in a proceeding brought against Lessee by any government entity, that Lessee has violated any such statute, ordinance, regulation, or requirement shall be conclusive as between Lessor and Lessee. Lessor agrees that any requirements of the Municipal, State, or Federal authorities which require alteration of Lessor's building shall not be the responsibility of Lessee, unless required because of an act or a use of the premises by Lessee.

ARTICLE 4. ALTERATIONS AND REPAIRS
Conditions of Premises
Section 4.01. By entering into possession of the premises at the commencement of the lease term, Lessee accepts the premises in their present condition and stipulates with Lessor that the premises are in good, clean, safe, and tenantable condition. Lessee further represents to Lessor that the premises have been inspected by Lessee and that it has been assured by means independent of Lessor of the truth of all facts material to this lease and that the premises are being leased by Lessee as a result of its inspection and investigation and not as a result of any representations made by Lessor.

Maintenance by Lessor
Section 4.02. Lessor shall, at its own cost and expense, maintain in good condition and repair the exterior roof and the foundations of the premises; provided that Lessor shall not be liable for any damages to Lessee or the property of Lessee resulting from Lessor's failure to make any repairs required by this section unless written notice of the need for such repairs has been given to Lessor and Lessor has failed for a reasonable period, not exceeding 30 days after receipt of the notice, unless prevented by causes not the fault of the Lessor, to make the needed repairs; provided, further, that Lessor shall promptly be reimbursed by Lessee for the full cost of any repairs made pursuant to this section required because of the negligence or other fault, other than normal and proper use, of Lessee or its employees or sublessees, if any. Lessee shall notify Lessor by personal delivery or certified mail of any unsafe conditions in or about the premises. Lessor shall not be liable to Lessee for any liability relating to any unsafe conditions on the premises or common areas of which Lessee is aware or reasonably should have been aware and for which notice was not given to Lessor by Lessee.
In the event Lessor fails to so maintain the above-described components of the Premises, Lessee is hereby authorized to do so if reasonably necessary to protect Lessee's interest hereunder and to deduct the amount expended in performing Lessor's duty from the rent installment next accruing; provided, however, that Lessee may not deduct amounts in excess of one (1) month’s rent in any twelve month period without Lessor's prior written consent. Lessee shall provide Lessor with written receipts for all sums so deducted, showing the amount, to whom paid and purpose of such expenditures.

Maintenance by Lessee
Section 4.03.
(a) Except as expressly provided in Section 4.02 above, Lessee shall, at its sole cost and expense, maintain all portions of the premises as well as all improvements on the premises, including but not limited to the interior walls, window glass, heating, ventilation and air conditioning systems in premises, in good order and repair and in as safe and clean a condition as they were when received by Lessee from Lessor, reasonable wear and tear excepted.
(b) Should Lessee fail to maintain the premises as set forth above, Lessor may, at Lessor's option, perform such maintenance on behalf of Lessee. In such event, Lessee shall promptly, on written demand, reimburse Lessor for all cost and expense incurred by Lessor in performing Lessee's maintenance obligations.

Alterations and Liens
Section 4.04. Lessee shall not make or permit any other person to make any alterations to the premises without the written consent of Lessor. Lessee shall keep the premises free and clear from any and all liens, claims, and demands for work performed, materials furnished, or operations conducted on the premises at the request of Lessee. Furthermore, any and all alternations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on the premises by Lessee or any other person shall, upon termination of this lease, become the property of Lessor and remain on the premises; provided, however, that Lessor shall have the option upon termination of this lease of requiring Lessee, at Lessee's sole cost and expense, to remove any or all of such alterations, additions, improvements, or fixtures from the premises.

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Inspection by Lessor
Section 4.05. Lessee shall permit Lessor to enter the premises during business hours for the purpose of inspection, or for the purpose of posting notices of non-liability for alterations, additions or repairs, or for the purpose of placing upon the premises any "For Sale" signs, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the premises; and shall permit Lessor, at any time within one hundred fifty (150) days prior to the expiration of this lease, to place upon the premises any "For Lease" signs. Entries made by Lessor may not unreasonably interfere with the conduct of Lessee's business.

Surrender of Premises
Section 4.06. On expiration or sooner termination of this lease, or any extensions or renewals of this lease, Lessee shall promptly surrender and deliver the premises to Lessor in as good condition as they are at the date of this lease, reasonable wear and tear excepted.

ARTICLE 5. INDEMNITY AND INSURANCE
Hold-Harmless Clause
Section 5.01. Lessee agrees to indemnify and hold Lessor harmless from all claims, liability, loss, damage, or expenses resulting from Lessee's occupation and use of the premises, specifically including, without limitation, any claim, liability, loss, or damage arising by reason of:
(a) The death or injury of any person or persons, including Lessee or any person who is an employee or agent of Lessee, or by reason of the damage to or destruction of any property, including property owned by Lessee, its agent or employee, and caused or allegedly caused by either the condition of the premises, or some act or omission of Lessee or of its agent, contractor, employee, servant, or sublessee on the premises;
(b) Any work performed on the premises or materials furnished to the premises at the request of Lessee, its agent or employee;
(c) Lessee's failure to perform any provision of this lease or to comply with any requirement imposed on Lessor or the leased premises by any duly authorized governmental agency or political subdivision.

Notwithstanding the above, Lessee shall be under no duty to indemnify and hold Lessor harmless from any liability, claims, or damages arising because of any grossly negligent, intentional or willful acts of Lessor, its agent or employee acting in the course and scope of their agency or employment.

Liability Insurance
Section 5.02. Lessee shall, at its own cost and expense, maintain during the entire term of this lease and any renewals or extensions of the lease, a broad form comprehensive coverage policy of public liability insurance issued by an insurance company acceptable to Lessor and insuring Lessee and Lessor against loss or liability caused by or connected with Lessee's occupation and use of the premises under this lease in amounts not less than:
(a) $1,000,000.00 combined single limit for injury to or death as a result of any one accident or incident.

Such public liability insurance and property damage insurance shall insure performance of Lessee of the indemnity provisions of Section 5.01 above. Lessor shall be named as an additional insured in the policy.

Fire and Casualty Insurance
Section 5.03. Lessee shall, at Lessee's own cost and expense, at all times during the term of this lease keep all furniture, fixtures and equipment located on the premises insured for their full insurable value by insurance companies authorized to issue such insurance in California against loss or destruction by fire and the perils commonly covered under the standard extended coverage endorsement to fire insurance policies in San Luis Obispo County. Any loss payable under such insurance shall be payable to Lessee and Lessor as their interests may appear. Any proceeds received because of a loss covered by such insurance shall be used and applied in the manner required by Section 6.06 of this lease.

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Deposit of Insurance with Lessor
Section 5.04. Lessee shall within 10 days after the execution of this lease and promptly thereafter when any policy is replaced, rewritten, or renewed, deliver to Lessor a copy of each insurance policy required by this lease or a certificate executed by the insurance company or companies or their authorized agent evidencing such policy or policies.

ARTICLE 6. SIGNS AND TRADE FIXTURES
Installation and Removal of Trade Fixtures
Section 6.01. Lessee shall have the right at any time, at Lessee's sole cost and expense, to install and affix in, to, or on the premises such items, ("trade fixtures"), for use in Lessee's trade or business as Lessee may deem advisable. Any trade fixtures which can be removed without structural damage to the premises shall remain the property of the Lessee and may be removed by Lessee at any time prior to the termination of this lease. Any damage caused by the removal of trade fixtures shall be repaired by Lessee at Lessee's sole cost and expense.

Unremoved Trade Fixtures
Section 6.02. Any trade fixtures which are not removed from the premises by Lessee within ten (10) days after the termination, regardless of cause, of this Lease shall be deemed abandoned by Lessee and shall automatically become the property of Lessor as owner of the real property to which they are affixed, unless Lessor notifies Lessee, in writing, of Lessor's election to have Lessee remove such trade fixtures and to repair any damage caused thereby. Upon election by Lessor to require Lessee to remove such trade fixtures, Lessee shall have fifteen (15) days from the date of the written notice in which to remove trade fixtures and repair any damage caused by such removal. If Lessee fails to remove the trade fixtures and/or repair any such damage, Lessor may do so at Lessee's sole cost and expense, including any costs of storing such property.

Signs
Section 6.03. Lessee may place and maintain, on or in any exterior door, wall, or window of the premises, any sign, awning, canopy, marquee, or other advertising provided such sign, awning, canopy, marquee, or other advertising is in compliance with then existing governmental regulations affecting the premises. Lessee may place any decoration, lettering, or advertising matter on the glass of any exterior window of the premises. Lessee shall maintain such sign, awning, canopy, marquee, or other advertising in good appearance and repair. On termination of this lease, any of the items mentioned in this section not removed from the premises by Lessee on termination of this lease may be removed by Lessor.

Partial Destruction
Section 6.04. Should premises be partially destroyed by any cause not the fault of Lessee, this lease shall continue in full force and effect and Lessor, at Lessor's own cost and expense, shall promptly commence the work of repairing and restoring the premises to their prior condition providing such work can be accomplished under all applicable governmental laws and regulations within 90 working days at a cost not exceeding 55 percent of the total replacement cost of the premises.

Total Destruction
Section 6.05. Should the premises be so far destroyed by any cause not the fault of Lessee that they cannot be repaired or restored to their former condition within 90 working days or at a cost not exceeding 55 percent of the total replacement cost of the premises, Lessor may at Lessor's option either:
(a) Continue this lease in full force and effect by repairing and restoring, at Lessor's own cost and expense, the premises to their former condition; or
(b) Terminate this lease by giving Lessee written notice of such termination.

Insurance Proceeds
Section 6.06. Any insurance proceeds received by Lessor because of the total or partial destruction of the premises or the building on the premises shall be the sole property of Lessor, free from any claims of Lessee, and may be used by Lessor for whatever purpose Lessor may desire.

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Abatement of Rent
Section 6.07. Should Lessor elect under Section 6.05 of this lease or be required under Section 6.04 of this lease to repair and restore the premises to their former condition following partial or total destruction:
(a) Lessee shall not be entitled to any damages for any loss or inconvenience sustained by Lessee by reason of the making of such repairs and restoration;
(b) Lessor shall have full right to enter the premises and take possession of so much of the premises, including the whole premises, as may be reasonably necessary to enable Lessor promptly and efficiently to carry out the work of repair and restoration; and
(c) The fixed rent payable by Lessee to Lessor pursuant to Section 2.01 shall be abated to the extent and for the time Lessee is prevented from using the whole of the premises.

Total Condemnation
Section 6.08. Should, during the term of this lease or any renewal or extension, title and possession of all of the premises be taken under the power of eminent domain by any public or quasi-public agency or entity, this lease shall terminate as of 12:01 a.m. on the date actual physical possession of the premises is taken by the agency or entity exercising the power of eminent domain and both Lessor and Lessee shall be released from all obligations, except those specified in Section 6.12, under this lease.

Termination Option for Partial Condemnation
Section 6.09. Should, during the term of this lease or any renewal or extension, title and possession of only a portion of the premises be taken under the power of eminent domain by any public or quasi-public agency or entity, Lessee may, at Lessee's option, terminate this lease if, in Lessee’s sole opinion, the taking makes the operation of Lessee’s business impractical or uneconomical for Lessee. Lessee shall exercise its option by giving written notice to Lessor not later than 30 days after actual physical possession of the portion subject to the eminent domain power is taken by the agency or entity exercising that power. This lease shall terminate as of 12:01 A.M. on the date the notice is deemed given to Lessor but the minimum rent specified in Section 2.01 shall be reduced in the manner specified in Section 6.07 from the date of taking to the date of termination of the lease.

Partial Condemnation without Termination
Section 6.10. Should Lessee fail to exercise the option described in Section 6.09, then, in that event:
(a) This lease shall terminate as to the portion of the premises taken by eminent domain as of 12:01 A.M. on the day, herein called the "date of taking," actual physical possession of that portion of the premises is taken by the agency or entity exercising the power of eminent domain;
(b) The fixed rent specified in Section 2.01 shall, after the date of taking, be reduced by an amount that bears the same ratio to the fixed rent specified in Section 2.01 as the square footage of the portion of the premises taken under the power of eminent domain bears to the total square footage of the premises; and
(c) Lessor, at Lessor's own cost and expense, will remodel and reconstruct the building remaining on the portion of the premises not taken by eminent domain into a single efficient architectural unit as soon after the date of taking, or before, as can be reasonably done; provided, however, that the rent specified in this lease shall not be abated or reduced, except as provided in subparagraph (b) of this section, during such remodeling and reconstruction.

Condemnation Award
Section 6.11. Should, during the term of this lease or any renewal or extension, title and possession of all or any portion of the premises be taken under the power of eminent domain by any public or quasi-public agency or entity, the portion of the compensation or damages for the taking awarded to each of the parties to this lease, Lessor and Lessee, shall belong to and be the sole property of the party to whom it is awarded. Lessee shall be entitled to that portion of the compensation or damages awarded for the eminent domain taking that represents (1) reasonable value of Lessee's rights under this lease for the unexpired term of this lease; (2) the cost or loss sustained by Lessee because of the removal of Lessee's trade fixtures, equipment and furnishings from the portion of the premises taken by eminent domain; and (3) the damages to Lessee caused by the reduction or elimination of Lessee’s business opportunity as a result of the taking.

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Arbitration of Condemnation Award
Section 6.12. Should separate awards not be made to Lessor and Lessee for the taking by eminent domain of all or any portion of the premises, and should Lessor and Lessee be unable to agree on the manner the total award is to be divided between them pursuant to Section 6.11, the proper division of the award between Lessor and Lessee shall be settled by arbitration under the Commercial Rules for Arbitration prescribed by the American Arbitration Association

ARTICLE 7. DEFAULT, ASSIGNMENT, AND TERMINATION
Subleasing or Assigning as Breach
Section 7.01. Lessee shall not encumber, assign, or otherwise transfer this lease, any right or interest in this lease, or any right or interest in the without the express written consent of Lessor. Lessee shall not sublet the premises or any part of the premises without the written consent of Lessor. Consent by Lessor to one assignment or one subletting shall not be deemed to be consent to any subsequent assignment or subletting. Any encumbrance, assignment, transfer, or subletting without the written consent of Lessor, whether it be voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Lessor, terminate this lease. The consent of Lessor to any assignment of Lessee's interest in this lease or the subletting by Lessee of the premises or parts of the premises shall not be unreasonably withheld. The transfer by Lessee to a corporation which is wholly owned by, or a subsidiary of Lessee or its holding company shall not constitute a prohibited assignment within the meaning of this section.

Abandonment by Lessee
Section 7.02. Should Lessee breach this lease and abandon the premises prior to the natural expiration of this lease, Lessor may:
(a) Continue this lease in effect by not terminating Lessee's right to possession of the premises, in which event Lessor shall be entitled to enforce all its rights and remedies under this lease, including the right to recover the rent specified in this lease as it becomes due under this lease; or
(b) Terminate this lease and recover from Lessee:
(1) The worth at the time of award of the unpaid rent which had been earned at the time of termination of the lease;
(2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination of the lease until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonably avoided;
(3) The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this lease after the time of award exceeds the amount of rental loss that Lessee proves could be reasonably avoided; and
(4) Any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform its obligations under this lease.

Default by Lessee
Section 7.03. Should Lessee default in the performance of any of the covenants, conditions, or agreements in this lease, Lessee shall have breached the lease and Lessor may, in addition to the remedy specified in the subparagraph (b) of Section 7.02, reenter and regain possession of the premises in the manner provided by the laws of unlawful detainer in the State of California then in effect.

Insolvency of Lessee
Section 7.04. The insolvency of Lessee as evidence by a receiver being appointed to take possession of all or substantially all of the property of Lessee, or the making of a general assignment for the benefit of creditors by Lessee or the filing by or against Lessee of a petition in bankruptcy, shall terminate this lease and entitle Lessor to reenter and regain possession of the premises.

Cumulative Remedies
Section 7.05. The remedies given to Lessor in this Article shall not be exclusive but shall be cumulative and in addition to all remedies allowed by law or provided in this lease.

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Waiver of Breach
Section 7.06. The waiver by Lessor of any breach by Lessee of any of the provisions of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Lessee whether of the same or another provision of this lease.

ARTICLE 8. MISCELLANEOUS
Force Majeure - Unavoidable Delays
Section 8.01. Should the performance of any act required by this lease to be performed by either Lessor or Lessee be prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability to secure materials, restrictive governmental laws or regulations, or any other cause except financial inability, not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused; provided, however, that nothing contained in this section shall excuse the prompt payment of rent or other sums by Lessee as required by this lease or the performance of any act rendered difficult solely because of the financial condition of the party, Lessor or Lessee, required to perform the act.

Attorney's Fees
Section 8.02. Should any litigation be commenced between the parties to this lease concerning the premises, this lease, or the rights and duties of either in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in the litigation, to a reasonable sum for its attorney's fees in such litigation, which shall be determined by the court.

Notices
Section 8.03. All notices to be given to Lessee shall be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the premises, and with a copy to P.O. Box 7012, Paso Robles, CA 93447-7012, whether or not Lessee has departed from, abandoned or vacated the premises. All notices to be given to Lessor shall be given in writing personally or by depositing the same in the United State mail, postage prepaid, and addressed to the Lessor at 6850 Adelaida Road, Paso Robles, CA 93446 or at such other place or places as may be designated by Lessor.

No Merger
Section 8.04. The voluntary or other surrender of this lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all existing subleases or subtenancies or may, at the option of Lessor, operate as an assignment to him of such subleases or subtenancies.

Binding on Heirs and Successors
Section 8.05. This lease shall be binding on and shall inure to the benefit of the heirs, successors, and assigns of Lessor and Lessee.

Partial Invalidity
Section 8.06. Should any provision of this lease be held by a court of competent jurisdiction to be either invalid, void, or unenforceable, the remaining provisions of this lease shall remain in full force and effect.

Sole and Only Agreement
Section 8.07. This instrument constitutes the sole and only agreement between Lessor and Lessee regarding the leasing of the premises to Lessee and correctly sets forth the obligations of Lessor and Lessee to each other. Any agreements or representations regarding the premises or their leasing by Lessor to Lessee not expressly set forth in this agreement are null and void.

Waiver
Section 8.08. The waiver by Lessor of any breach of any term, covenant or condition of this lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition.

Subordination
Section 8.09. This lease is subject and subordinate to all mortgages and deeds of trust which may now or hereafter affect the real property on which the premises are located, and to all renewals, modifications, replacements, and extensions thereof. Lessee agrees to execute any instruments for the benefit of the Lessor as may be necessary to effectuate this provision of the lease.

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Time of Essence
Section 8.10. Time is expressly declared to be the essence of this lease.

This Lease is executed at Paso Robles, California, by the undersigned:

Lessee:		Buyer:
Heritage Oaks Bank		The Silva Family Trust dated July 25, 1992

by:	/s/ Lawrence P. Ward	by:	/s/ David J. Silva
	Lawrence P. Ward, President		David J. Silva, Trustee

Heritage Oaks Bank		The Silva Family Trust dated July 25, 1992

by:	/s/ Gwen Pelfrey	by:	/s/ Cecilia J. Silva
	Gwen Pelfrey, CAO		Cecilia J. Silva, Trustee

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